EXHIBIT 99.1

PRESS RELEASE

EMCORE Corporation Announces Preliminary Financial results for the Fourth Fiscal Quarter Ended September 30, 2020

Alhambra, CA, October 19, 2020 – EMCORE Corporation (Nasdaq: EMKR), a leading provider of advanced mixed-signal products that serve the aerospace & defense and broadband communications markets, announced preliminary financial results for its fourth fiscal quarter ended September 30, 2020.

EMCORE expects its revenue for the quarter to be approximately $33.5 million compared to its previous revenue guidance range of $29 million to $31 million.

Jeff Rittichier, EMCORE’s President and CEO commented, “MSOs ramped up their investments to break network bottlenecks, driving greater-than-anticipated growth in our Broadband business. L-EML transmitter shipments were particularly strong, demonstrating the unique value of this product. Revenue for QMEMS and Defense Optoelectronic products within our Aerospace & Defense segment also exceeded our expectations. Looking ahead, we see the robust order book for our cable TV products extending through the March ‘21 quarter.”

These preliminary, unaudited results are based on the most current information available to management following its initial review of operations for the quarter ended September 30, 2020 and remain subject to completion of EMCORE’s customary closing procedures, including external auditor review. EMCORE expects to provide final financial results for its fourth fiscal quarter during the week of November 30, 2020.

About EMCORE

EMCORE Corporation is a leading provider of advanced mixed-signal products that serve the aerospace & defense and broadband communications markets. Our best-in-class components and systems support a broad array of applications including navigation and inertial sensing, defense optoelectronics, broadband transport, 5G wireless infrastructure, optical sensing, and cloud data centers. We leverage industry-leading Quartz MEMS, Lithium Niobate and Indium Phosphide chip-level technology to deliver state-of-the-art component and system-level products across our end-market applications. EMCORE has vertically-integrated manufacturing capability at its wafer fabrication facility in Alhambra, CA, and quartz MEMS manufacturing facility in Concord, CA. Our manufacturing facilities maintain ISO 9001 quality management certification, and we are AS9100 aerospace quality certified at our facility in Concord. For further information about EMCORE, please visit http://www.emcore.com.

Forward-looking statements:

The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Such forward-looking statements include, in particular, our estimated revenue for the fourth quarter ended September 30, 2020.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters such as the development of new products, enhancements or technologies, sales levels, expense levels and other statements regarding matters that are not historical are forward-looking statements. We caution that these forward-looking statements relate to future events or our future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements of our business or our industry to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) the rapidly evolving markets for the Company's products and uncertainty regarding the development of these markets; (b) the Company's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; (c) delays and other difficulties in commercializing new products; (d) the failure of new products: (i) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and (iv) to successfully compete with products offered by our competitors; (e) uncertainties concerning the availability and cost of commodity materials and specialized product components that we do not make internally; (f) actions by competitors; (g) risks and uncertainties related to applicable laws and regulations, including the impact of changes to applicable tax laws and tariff regulations; (h) acquisition-related risks, including that (i) the revenues and net operating results obtained from our acquisition of the Systron Donner Inertial ("SDI") business may not meet our expectations, (ii) the costs and cash expenditures for integration of the SDI business operations may be higher than expected, (iii) there could be losses and liabilities arising from the acquisition of SDI that we will not be able to recover from any source, and (iv) we may not realize sufficient scale in our navigation systems product line from the SDI acquisition and will need to take additional steps, including making additional acquisitions, to achieve our growth objectives for this product line; (i) risks related to our ability to obtain capital; (j) risks related to the transition of certain of our manufacturing operations from our Beijing facility to a contract manufacturer’s facility; (k) the outbreak of COVID-19 and the impact on our business and operations, which is evolving and beyond our control; and (l) other risks and uncertainties discussed under Item 1A - Risk Factors in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, as updated by our subsequent periodic reports.

Forward-looking statements are based on certain assumptions and analysis made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate under the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. All forward-looking statements in this press release are made as of the date hereof, based on information available to us as of the date hereof, and subsequent facts or circumstances may contradict, obviate, undermine, or otherwise fail to support or substantiate such statements. We caution you not to rely on these statements without also considering the risks and uncertainties associated with these statements and our business that are addressed in our filings with the Securities and Exchange Commission (“SEC”) that are available on the SEC’s web site located at www.sec.gov, including the sections entitled “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Certain information included in this press release may supersede or supplement forward-looking statements in our other Exchange Act reports filed with the SEC. We do not intend to update any forward-looking statement to conform such statements to actual results or to changes in our expectations, except as required by applicable law or regulation.

EMCORE Investor Contact:

Tom Minichiello

Chief Financial Officer

(626) 293-3400

investor@emcore.com